EXHIBIT 23.2

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated November 14, 2003, except for Note K, as to which the date is February 24, 2004, with respect to the consolidated financial statements and schedule of Delphax Technologies Inc. included in the Annual Report (Form 10-K/A) for the year ended September 30, 2003.

Minneapolis, Minnesota
February 24, 2004